UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2021

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2858 De La Cruz Boulevard

Santa Clara, CA 95050

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00015 par value	PDFS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Press Release dated November 4, 2021, regarding appointment of Ye Jane Li to the Board of Directors of PDF Solutions, Inc.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2021, the Board of Directors (the “Board”) of PDF Solutions, Inc. (the “Company”) appointed Ye Jane Li to the Board as a Class I Director effective immediately to serve until the first Annual Meeting of Stockholders held after December 31, 2022. Ms. Li has not yet been appointed to a committee of the Board.

In connection with her appointment, and pursuant to the Company’s Non-Employee Director Compensation Program (2021-Revised) adopted by the Board on November 1, 2021, Ms. Li will receive a sum of $5,772 for the remainder of 2021 and an annual cash retainer of $40,000 effective January 1, 2022, paid quarterly in advance. She will also receive a restricted stock unit (“RSU”) award valued at $300,000 using a per share price equal to the closing price on the last trading day prior to the date of the meeting to approve such award, with a grant effective date on the first day of the month following approval by the Compensation and Human Capital Management Committee. The RSU award will vest with respect to 1/4th of the total shares subject to such award upon issuance and 1/4th of the total shares every year after the grant effective date until fully vested.

Ms. Li currently serves as a Strategic Advisor for Diversis Capital, where she provides strategic guidance and advisory on M&As and turnarounds of mid-market technology companies especially in SaaS, Cloud and IoT. She also serves on the boards of directors at several public and private companies, including CTS Corporation, Semtech Corporation, Knowles Corporation, and ServicePower. Before joining Diversis Capital, Ms. Li was a COO of Huawei Enterprise USA Inc., and was the General Manager for Huawei Symantec USA, Inc. and Fujitsu Compound Semiconductor Inc. Prior to that, she served in multiple executive positions at Corning Inc, NeoPhotonics, and Novalux. Ms. Li holds a Bachelor's Degree and a Master of Science in telecommunications and electronics engineering from Zhejiang University and a Master of Arts in communications and marketing from Ohio University.

The Company entered into a standard indemnification agreement with Ms. Li, a form of which is incorporated herein by reference to the Company’s Annual Report on Form 10-K filed March 16, 2009.

The Company entered into a standard acceleration agreement with Ms. Li, a form of which was filed with the SEC on Form 8-K on November 23, 2005 and is incorporated herein by reference.

On November 4, 2021, the Company issued a press release announcing the appointment of Ms. Li to the Board. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 4, 2021, regarding appointment of Ye Jane Li to the Board of Directors of PDF Solutions, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Adnan Raza
Adnan Raza
EVP, Finance, and Chief Financial Officer (principal financial and accounting officer)

Dated: November 4, 2021